UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  ------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)    July 21, 1998
                                                 -----------------------



                            American Telecasting, Inc.
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             (Exact Name of Registrant as Specified in Charter)



54-1486988                          Delaware               0-23008
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(IRS Employer       (State or Other Jurisdiction    (Commission
 Identification No.)          of Incorporation)         File Number)


5575 Tech Center Drive, Suite 300, Colorado Springs, Colorado    80919
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          (Address of Principal Executive Offices)       (Zip Code)


Registrant's telephone number, including area code    (719) 260-5533
                                                 ---------------------

                                NOT APPLICABLE
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         (Former Name or Former Address, if Changed Since Last Report)


ITEM 5.  Other Events.

     On July 21, 1998, American Telecasting, Inc. issued the following press release:

       Nasdaq Stock Market Informs American Telecasting, Inc. of Intent to
                         Delist Class A Common Stock

     Colorado Springs, Colo., July 21 -- American Telecasting, Inc. (the "Company") (NASDAQ: ATEL) announced today that the Nasdaq Stock Market, Inc. informed the Company by letter dated July 20, 1998, that a Nasdaq Listing Qualifications Panel has determined not to grant the Company's request for an exception to the net tangible assets/market capitalization/net income and bid price requirements for continued listing on the Nasdaq SmallCap Market. The Company's Class A Common Stock is scheduled for delisting effective the close of business on July 28, 1998.

     Nasdaq procedures permit the Company to appeal this decision to a new Listing Qualification Panel. In the event the decision is appealed to a new Listing Qualification Panel, no delisting action will take place until there has been a final determination by the new panel. Any request for appeal must be filed with the Nasdaq Stock Market, Inc. by close of business on July 27,
1998 in order to stay the delisting.   The Company intends to submit such a
hearing request.

     Compliance with the net assets/market capitalization/net income requirements will require the Company's Class A Stock to trade consistently at prices greater than $1-3/8 per share, which is above the current trading price of the stock.

     The Company is unable to predict whether any appeal, if filed, would be successful. If the appeal is unsuccessful, or is not filed in a timely manner, the Class A Common Stock will be removed from listing on the Nasdaq SmallCap Market and it would likely be more difficult to buy or sell the Company's Class A Common Stock or to obtain timely and accurate quotations to buy or sell. In addition, the delisting process could result in a decline in the trading market for the Class A Common Stock, which could potentially depress the Company's stock and bond prices, among other consequences.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        AMERICAN TELECASTING, INC.



                                              /S/ DAVID K. SENTMAN
                                            ------------------------------
                                             DAVID K. SENTMAN
                                             SENIOR VICE PRESIDENT AND
                                             CHIEF FINANCIAL OFFICER


DATED:  JULY 22, 1998